UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2021

WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(832) 636-1009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

On March 22, 2021, Western Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), Western Midstream Holdings, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), WGR Asset Holding Company LLC, a Delaware limited liability company and a subsidiary and affiliate of Occidental Petroleum Corporation (the “Selling Unitholder”), and BofA Securities, Inc., as the underwriter (the “Underwriter”), entered into an Underwriting Agreement (the “Underwriting Agreement”), pursuant to which the Selling Unitholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Unitholder, subject to and upon the terms and conditions set forth therein, up to 11,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $17.25 per Common Unit.

The Selling Unitholder completed the sale of 11,500,000 Common Units to the Underwriter on March 25, 2021, which included 1,500,000 common units purchased pursuant to the exercise in full by the Underwriter of its option under the Underwriting Agreement to purchase an additional 1,500,000 common units. The Selling Unitholder received gross proceeds from the offering of $198,375,000, after deducting underwriting discounts. The Partnership did not receive any proceeds in the offering.

The Underwriting Agreement includes customary representations, warranties and covenants by the Partnership and the Selling Unitholder and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Partnership and the Selling Unitholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

Pursuant to the Underwriting Agreement, the Partnership, the General Partner, the Selling Unitholder and certain directors and officers of the General Partner have agreed not to sell or otherwise dispose of any Common Units held by them for a period ending 45 days after the date of the Underwriting Agreement without first obtaining the written consent of the Underwriter, subject to certain exceptions.

The offering was made pursuant to the Partnership’s effective shelf registration statement on Form S-3 (Registration No. 333-214447), a base prospectus dated December 14, 2016, included as part of the registration statement, and a prospectus supplement, dated March 22, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Partnership or the Selling Unitholder. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by such parties.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 22, 2021, by and among Western Midstream Partners, LP, Western Midstream Holdings, LLC, WGR Asset Holding Company LLC and BofA Securities, Inc.
8.1	Opinion of Latham & Watkins LLP relating to tax matters.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	March 25, 2021	By:	/s/ Christopher B. Dial
Christopher B. Dial Senior Vice President, General Counsel and Secretary
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